Exhibit 10.3

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

JUNE 9, 2010

by and among

MISYS PLC,

KAPITI LIMITED,

ACT SIGMEX LIMITED,

and

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of —, 2010 is made and entered into

BY AND BETWEEN:

(1)	MISYS PLC, a public limited company formed under the Laws of England and Wales (Manchester),

(2)	KAPITI LIMITED, a limited company formed under the Laws of England and Wales (Kapiti),

(3)	ACT SIGMEX LIMITED, a limited company formed under the Laws of England and Wales (ACTS, and together with Manchester and Kapiti, the Manchester Parties), and

(4)	ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC., a Delaware corporation (Arsenal), together, the Parties.

WHEREAS:

(A)	Arsenal and Manchester have entered into the Relationship Agreement (as defined below), pursuant to which, among other things, Arsenal has agreed to negotiate in good faith with Manchester to provide Manchester with registration rights.

(B)	Manchester currently owns, indirectly through its subsidiaries Misys Patriot US Holdings LLC and Misys Patriot Limited, approximately fifty-five percent (55%) of the issued and outstanding Arsenal Shares.

(C)	Arsenal and Manchester are concurrently with this Agreement entering into a Framework Agreement (the Framework Agreement).

(D)	Manchester is in the process of implementing the US Reorganization (as defined in the Framework Agreement).

(E)	After completion of the US Reorganization, Kapiti and ACTS will own one hundred percent (100%) of the issued and outstanding shares of common stock of [US Newco] (the Newco Shares) and [US Newco] will own 61,308,295 Arsenal Shares.

(F)	After completion of the US Reorganization, Kapiti and ACTS desire to transfer the Newco Shares to Arsenal in exchange for 61,308,295 newly issued Arsenal Shares (such newly issued Arsenal Shares, the Exchange Shares, and the transfer of the Newco Shares to Arsenal in exchange for the Exchange Shares, the Arsenal Exchange).

(G)

Simultaneously with the consummation of the Arsenal Exchange, Manchester and Arsenal desire to effect the following transactions: (i) a repurchase by Arsenal of the Arsenal Shares owned by MPL and a portion of the Exchange Shares from Kapiti and ACTS; (ii) a secondary public offering by Kapiti and ACTS of additional Exchange Shares (such secondary public offering, the Secondary Offering and the transactions described in clauses (i) and (ii) together being the Coniston Transaction); and (iii) upon the closing of the Emerald Transaction (as defined in the Framework Agreement), if Manchester so elects, a repurchase by Arsenal from Kapiti and ACTS of the Contingent Repurchase Shares (as defined in the Framework Agreement).

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations set forth herein, in the Relationship Agreement and in the Framework Agreement, the Parties hereby agree as follows:

1.	DEFINITIONS

1.1	Certain Defined Terms

As used herein, the following terms shall have the following meanings:

Action means any legal, administrative, regulatory or other suit, action, claim, audit, assessment, arbitration or other proceeding, investigation or inquiry.

Affiliate shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such Person. For purposes of this Agreement, Manchester and its Subsidiaries, on the one hand, and Arsenal and its Subsidiaries, on the other hand, shall not be deemed Affiliates of each other.

Agreement means this Registration Rights Agreement as it may be amended, supplemented, restated or modified from time to time.

Arsenal Shares shall mean the shares of common stock, par value $0.01 per share, of Arsenal.

Beneficial Ownership by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power which includes the power to vote, or to direct the voting of, such security; and/or (b) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act. The term Beneficially Own shall have a correlative meaning.

Business Day means any day, other than a Saturday, Sunday or a day on which banks or stock exchanges are generally not open for business in New York, New York or the City of London, England.

Capital Stock means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

Control (including, with its correlative meanings, Controlled by and under common Control with) means, with respect to any Person, any of the following: (a) ownership, directly or indirectly, by such Person of equity securities entitling it to exercise in the aggregate more than fifty percent (50%) of the voting power of the entity in question or (b) the possession by such Person of the power, directly or indirectly, to elect a majority of the board of directors (or equivalent governing body) of the entity in question.

Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder.

Form S-3 means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by Arsenal with the SEC.

Governmental Entity shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign and any applicable industry self-regulatory organization.

Holder means each Manchester Party and any of their Affiliates that have acquired Registrable Securities from a Manchester Party and have agreed in writing to be bound by the terms hereof and become Holders for purposes of this Agreement.

Issuer Free Writing Prospectus means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

Law means any statute, law, code, ordinance, rule or regulation of any Governmental Entity.

Other Securities means shares of Capital Stock of Arsenal which are contractually entitled to registration rights or which Arsenal is registering pursuant to a registration statement covered by Section 2.2.

Person means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any group (within the meaning of Section 13(d)(3) of the Exchange Act) comprised of two or more of the foregoing.

Prospectus means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, any Issuer Free Writing Prospectus related thereto, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

Registrable Securities means any Arsenal Shares owned by the Holders and any securities which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation, reclassification or otherwise or any other securities into which or for which shares of any other successor securities are received in respect of any of the foregoing; provided, however, that the Registrable Securities shall permanently cease to be Registrable Securities for purposes of this Agreement if, at any time, Manchester shall own, directly or indirectly, for more than ten (10) consecutive Business Days, less than five percent (5.0%) of the then outstanding Arsenal Shares. As to any particular Registrable Securities, such Registrable Securities shall also permanently cease to be Registrable Securities on the earliest date on which such securities (a) have been effectively registered under the Securities Act and disposed of in accordance with a registration statement, (b) shall have been distributed to the public in accordance with Rule 144 (or any similar provision then in force) or otherwise transferred in a manner that results in the security being so transferred being freely transferable thereafter, (c) shall have been repurchased by Arsenal in connection with the Coniston Transaction or the Contingent Repurchase (as

defined in the Framework Agreement), (d) shall have been sold by Kapiti and ACTS in connection with the Secondary Offering or (e) shall have ceased to be outstanding.

Registration Statement means any registration statement of Arsenal under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Relationship Agreement shall mean the Relationship Agreement between Arsenal and Manchester dated as of March 17, 2008, as amended by the First Amendment to the Relationship Agreement, dated as of August 14, 2008, and the Second Amendment to the Relationship Agreement, dated as of January 5, 2009, as such agreement may be further amended or restated from time to time.

Rule 144 means Rule 144 under the Securities Act.

SEC means the United States Securities and Exchange Commission.

Securities Act means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder.

Selling Holder means each Holder of Registrable Securities included in a registration pursuant to Section 2.

Shelf Registration Statement means a Registration Statement of Arsenal filed with the SEC on either (a) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (b) if Arsenal is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act covering Registrable Securities. To the extent Arsenal is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), a Shelf Registration Statement shall be deemed to refer to an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an automatic shelf registration statement) on Form S-3.

Subsidiary shall mean, with respect to any Person, any other Person that, at the time of determination, directly or indirectly, through one or more intermediaries, is Controlled by such first Person.

1.2	Construction

Unless the context of this Agreement otherwise clearly requires, (i) references to the plural include the singular, and references to the singular include the plural, (ii) references to any gender include the other genders, (iii) the words “include,” “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation”, (iv) all references to Sections, paragraphs or clauses shall be deemed references to Sections, paragraphs or clauses of this Agreement, (v) the terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (vi) the term “or” is not exclusive, (vii) the terms “day” and “days” mean and refer to calendar day(s), (viii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”, (ix) any Law defined or referred to herein means such Law as from time to time amended, modified or supplemented, including by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein, (x) references to a Person are also to its permitted successors and assigns and (xi) the headings and captions in this Agreement and in the table of contents are included for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement.

2.	REGISTRATION RIGHTS

2.1	Demand Registrations

(a)	Manchester shall have the right by delivering a written notice to Arsenal (a Demand Notice) to require Arsenal to, pursuant to the terms of this Agreement, register under and in accordance with the provisions of the Securities Act the number of Registrable Securities requested by such Demand Notice to be so registered (a Demand Registration); provided, however, that Arsenal shall not be obligated to effect a Demand Registration pursuant to this Section 2.1 unless no less than three million (3,000,000) Arsenal Shares are proposed to be sold pursuant to such Demand Registration. A Demand Notice shall also specify the expected method or methods of disposition of the applicable Registrable Securities and whether the Registration Statement should be a Shelf Registration Statement. Subject to paragraph (e) of this Section 2.1, following receipt of a Demand Notice, Arsenal shall use its commercially reasonable efforts to file, as promptly as reasonably practicable, but not later than 60 days after receipt by Arsenal of such Demand Notice (except in connection with the Secondary Offering), a Registration Statement relating to the offer and sale of the Registrable Securities requested to be included therein by the Holders thereof in accordance with the methods of distribution elected by Manchester (a Demand Registration Statement) and, unless such Registration Statement shall be an automatic shelf registration statement, shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

(b)	Except as contemplated by Section 2.2(b) of the Framework Agreement and except as set forth below, no Person other than the Holders designated by Manchester in the Demand Notice shall be permitted to offer securities under any Demand Registration Statement filed pursuant to this Section 2.1, unless Manchester consents in writing. Arsenal and any other holders of Arsenal Shares shall have a right to include Arsenal Shares in any Demand Registration Statement other than the Demand Registration Statement to be filed in connection with the Secondary Offering (except as otherwise contemplated by Section 2.2(b) of the Framework Agreement); provided, however, that if such offering involves a firm commitment underwritten offering and the managing underwriter(s) of such underwritten offering advise Arsenal, Manchester and such other holders in writing that it is their good faith opinion that the total amount of Arsenal Shares requested by Arsenal (for its own account or the account of any other holder) to be so included, together with the Registrable Securities that the Holders intend to include in such offering, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of such securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Arsenal Shares and Registrable Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of securities shall be allocated for inclusion as follows:

(i)	first, all Registrable Securities being sold by the Holders; and

(ii)	second, all Arsenal Shares requested to be included by Arsenal (for its own account or the account of any other holder).

(c)	Arsenal shall be required to maintain the continuous effectiveness of any Demand Registration Statement for a period of at least sixty (60) days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.

(d)	Arsenal shall be obligated to effect up to three (3) Demand Registrations pursuant to this Section 2.1; provided, however, that (i) a Demand Notice that does not result in an effective registration under the Securities Act, or (ii) an offering of any Registrable Securities pursuant to a Demand Registration Statement that is interfered with by any stop order, injunction or other order or requirement of the SEC or any other Governmental Entity, in each case shall not be counted as a Demand Registration for purposes of this paragraph; provided, further, that (x) upon the closing of the Coniston Transaction, the Secondary Offering shall be counted as a Demand Registration for purposes of this paragraph and (y) a Demand Registration Statement that has been abandoned or withdrawn in accordance with paragraph (f) of this Section 2.1 shall be counted as a Demand Registration for purposes of this paragraph unless Manchester pays all Registration Expenses in connection with such abandoned or withdrawn registration.

(e)	Except in connection with the Secondary Offering, Arsenal shall be entitled to postpone (but not more than twice in any twelve (12)-month period), for a reasonable period of time not in excess of an aggregate total of one hundred and twenty (120) days in any such period, the filing or initial effectiveness of, or suspend the use of (and the Holders participating in such offering hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during such postponement or suspension and to hold the existence and contents of such suspension and suspension notice confidential), a Demand Registration Statement if the Board of Directors of Arsenal determines in good faith that, such registration, offering or use would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of Arsenal or any material transaction under consideration by Arsenal or would require the disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would, in the good faith judgment of Arsenal, materially adversely affect Arsenal.

(f)	Manchester shall have the right to notify Arsenal that it has determined that the Registration Statement relating to a Demand Registration be abandoned or withdrawn, in which event Arsenal shall promptly abandon or withdraw such Registration Statement.

2.2	Piggyback Registrations

(a)

If, other than pursuant to a Demand Registration Statement of Manchester filed pursuant to Section 2.1, Arsenal proposes or is required to file a registration statement under the Securities Act with respect to an offering of Arsenal Shares, whether or not for sale for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with any employee benefit or dividend reinvestment plan) and the registration form to be used may be used for the registration of Registrable Securities for sale to the public under the Securities Act, then Arsenal shall give prompt written notice of such proposed filing at least thirty (30) days before the anticipated filing date (the Piggyback Notice) to Manchester. The Piggyback Notice shall offer the Holders the opportunity to include Registrable Securities in such registration statement (a Piggyback Registration). Subject to Section 2.2(b) hereof, Arsenal shall use commercially reasonable efforts to include in each such Piggyback Registration all Registrable Securities with respect to which Arsenal has received a written request for inclusion therein from Manchester within fifteen (15) business days after notice has been given to Manchester. The Holders shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration by giving written notice to Arsenal at any time at least two (2) Business Days prior to the effective date of the Registration Statement relating to such

Piggyback Registration. If Arsenal shall determine for any reason not to proceed with the registration that is the subject of the Piggyback Notice, Arsenal shall give notice to Manchester and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with the Piggyback Registration relating to such registration, but shall not be relieved of its obligation for Registration Expenses with respect to such registration.

(b)	If any of the securities to be registered pursuant to the registration giving rise to the Holders’ rights under this Section 2.2 are to be sold in an underwritten offering, the Holders requesting to be included in such registration shall sell their Registrable Securities to such underwriters who shall have been selected by Arsenal on the same terms and conditions as apply to Arsenal, with such differences, including any with respect to indemnification and contribution, as may be customary or appropriate in combined primary or secondary offerings; provided, however, that if such offering involves a firm commitment underwritten offering and the managing underwriter(s) of such underwritten offering advise Arsenal and Manchester in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included, together with all Other Securities that Arsenal and any other Persons having rights to participate in such registration intend to include in such offering, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:

(i)	first, all Other Securities being sold by Arsenal; and

(ii)	second, among any other holders of Arsenal Shares (including the Holders of Registrable Securities) requesting such registration, pro rata, based on the number of Arsenal Shares Beneficially Owned by each such holder of Arsenal Shares.

(c)	Each Holder agrees that, if they participate in a Piggyback Registration, they will execute such other customary agreements (including any underwriting agreements) as Arsenal may reasonably request to further accomplish the purposes of this Section 2.2.

(d)	The registration rights granted pursuant to the provisions of this Section 2.2 shall be in addition to the registration rights granted pursuant to Section 2.1, and no registration effected under this Section 2.2 shall relieve Arsenal of its obligations to effect Demand Registrations under Section 2.1.

(e)	The registration rights granted pursuant to the provisions of this Section 2.2 shall expire on the third anniversary of the date hereof.

2.3	Holdback

(a)

Upon the written request of the underwriters managing an underwritten offering made pursuant to a Demand Registration Statement of Manchester filed pursuant to Section 2.1 and except as contemplated by Section 2.2(b) of the Framework Agreement, Arsenal will not effect any public sale or distribution of any Capital Stock of Arsenal (or securities convertible into or exchangeable or exercisable for Capital Stock of Arsenal) for its own account (other than (i) a registration statement (A) on Form S-4, Form S-8 or any successor forms thereto or (B) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan or (ii) pursuant to such underwritten offering), during the period commencing 7 days prior to and continuing for not more than ninety (90) days (or such shorter period as the managing underwriter(s) may permit) after the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a “shelf” registration) pursuant to which such underwritten offering shall be made.

(b)	Upon the written request of the underwriters managing an underwritten offering with respect to an offering of Arsenal Shares, the Holders will agree with such underwriters not to effect any public sale or distribution of any Capital Stock of Arsenal or securities convertible into or exchangeable or exercisable for Capital Stock of Arsenal (including sales pursuant to Rule 144), during the period commencing 7 days prior to and continuing for not more than ninety (90) days (or such shorter period as the managing underwriter(s) may permit) after the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a “shelf” registration) pursuant to which such underwritten offering shall be made; provided, that the Holders shall not be required to agree not to effect such sales if (i) one or more Holders have notified Arsenal of their election to include Registrable Securities in such offering pursuant to Section 2.2, and (ii) Arsenal or the managing underwriters of such offering notify such Holders in accordance with Section 2.2(b) that less than 80% of the Registrable Securities such Holders requested to be included in such offering pursuant to Section 2.2 can actually be included in such offering and (iii) within three (3) days following such notification, all such Holders decide not to participate in such offering.

2.4	Registration Procedures

Whenever Arsenal is required to use its commercially reasonable efforts to effect the registration of any offering of Registrable Securities under the Securities Act as provided in Section 2, Arsenal shall use its commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto Arsenal shall use its commercially reasonable efforts to cooperate in the sale of the Registrable Securities and shall use its commercially reasonable efforts to, as expeditiously as possible:

(a)

Prepare and file with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the Holders or Arsenal in accordance with the intended method or methods of distribution thereof, and use its commercially reasonable efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus (including any Issuer Free Writing Prospectus related thereto) or any amendments or supplements thereto (excluding documents that would be incorporated or deemed to be incorporated therein by reference (other than documents prepared in connection with the Registration Statement or the sale of Registrable Securities)), Arsenal shall furnish or otherwise make available to Manchester, its counsel and the managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of Manchester and its counsel, and such other documents reasonably requested by Manchester and its counsel, including any and all transmittal letters or other correspondence to or received from the SEC or, to the extent relevant to the registration, any other Governmental Entity, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein (including any Issuer Free Writing Prospectus related thereto) and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to Arsenal’s books and records, officers, accountants and other advisors. Arsenal shall not file any such Registration Statement or Prospectus

(including any Issuer Free Writing Prospectus related thereto) or any amendments or supplements thereto with respect to any registration required pursuant to Section 2.1 to which Manchester, its counsel, or the managing underwriter(s), if any, shall reasonably object, unless, in the opinion of Arsenal, such filing is necessary to comply with applicable Law.

(b)	Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement and, subject to the deferral and suspension provisions of Section 2.1(e), use its commercially reasonable efforts to cause such Registration Statement to be continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement, and cause the related Prospectus to be supplemented by any prospectus supplement or Issuer Free Writing Prospectus as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act.

(c)	Notify Manchester and the managing underwriter(s), if any, as promptly as reasonably practicable, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Governmental Entity for amendments or supplements to a Registration Statement or related Prospectus or Issuer Free Writing Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if Arsenal becomes aware at any time that the representations and warranties of Arsenal contained in any underwriting agreement, securities sale agreement, or other similar agreement relating to the offering cease to be true and correct in any material respect, (v) of the receipt by Arsenal of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or overt threatening of any proceeding for such purpose, and (vi) of the happening of any event (but not the nature or the details concerning such event) that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference or any Issuer Free Writing Prospectus related thereto untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus, documents or Issuer Free Writing Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of any Prospectus or Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)	Use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the reasonably earliest practical date.

(e)	If requested by the managing underwriter(s), if any, or Manchester, promptly include in a Prospectus supplement, post-effective amendment or Issuer Free Writing Prospectus such information as the managing underwriter(s), if any, Manchester or such Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement, such post-effective amendment or Issuer Free Writing Prospectus as soon as practicable after Arsenal has received such request.

(f)	Furnish or make available to Manchester and each managing underwriter, if any, without charge, such number of conformed copies of the Registration Statement and each post-effective amendment thereto, including financial statements, and such other documents, as Manchester, such Holders or such managing underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Securities.

(g)	Deliver to Manchester and each Selling Holder, and the managing underwriter(s), if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus and any Issuer Free Writing Prospectus related to any such Prospectuses) and each amendment or supplement thereto as such Persons may reasonably request in connection with the distribution of the Registrable Securities; and Arsenal, subject to the last paragraph of this Section 2.4, hereby consents to the use of such Prospectus and each amendment or supplement thereto by Manchester and each of the Selling Holders and the managing underwriter(s), if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto.

(h)	Prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with Manchester and the managing underwriter(s), if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States as Manchester or the managing underwriter(s), if any, reasonably requests in writing (provided, however, that Arsenal shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified to file any general consent to service of process) and to use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such Selling Holders to consummate the disposition of such Registrable Securities in such jurisdiction.

(i)	Cooperate with Manchester and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Selling Holder that the Registrable Securities represented by the certificates so delivered by such Selling Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or Manchester may request at least two Business Days prior to any sale of Registrable Securities.

(j)

Upon the occurrence of any event contemplated by Sections 2.4(c)(ii), (c)(iii), (c)(iv), (c)(v) or (c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or an Issuer Free Writing Prospectus related thereto, or file any other required document so that, as thereafter delivered to Manchester and the Selling Holders, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k)	Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

(l)	Use its commercially reasonable efforts to cause all Registrable Securities covered by such Registration Statement to be authorized to be listed on (i) The Nasdaq National Market, so long as securities of the same class issued by Arsenal are then listed on The Nasdaq National Market and (ii) each other national securities exchange, if any, on which securities of the same class issued by Arsenal are then listed.

(m)	Enter into customary agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by Manchester or by the managing underwriter(s), if any, to expedite or facilitate the disposition of such Registrable Securities, and in connection therewith, (i) make such representations and warranties to the managing underwriter(s), if any, with respect to the business of Arsenal and its Subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when customarily requested, (ii) use its commercially reasonable efforts to furnish to the managing underwriter(s), if any, opinions of counsel to Arsenal and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s), if any, addressed to each of the managing underwriter(s), if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably and customarily requested by such managing underwriter(s), (iii) use its commercially reasonable efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of Arsenal (and, if necessary, any other independent certified public accountants of any Subsidiary of Arsenal or of any business acquired by Arsenal for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain customary indemnification provisions with respect to the managing underwriter(s) and (v) deliver such documents and certificates as may be reasonably requested by the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by Arsenal. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.

(n)	Cause its senior executive officers to use their commercially reasonable efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, by participation in “road shows”, holding meetings with potential investors and taking such other actions as shall reasonably be requested by the managing underwriter(s), if any).

(o)	Cooperate and assist in any filings required to be made with the Financial Industry Regulatory Authority and in the performance of any due diligence investigation by any underwriter(s) in an underwritten offering.

(p)	Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange, to the extent applicable to the offer and sale of Registrable Securities by the Holders from time to time in accordance with the methods of distribution set forth in the Registration Statement, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act.

Manchester and each Selling Holder agree that, upon receipt of written notice from Arsenal of the happening of any event of the kind described in Sections 2.4(c)(ii), (c)(iii), (c)(iv), (c)(v) or (c)(vi) hereof, Manchester and such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until Manchester’s and such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.4(k) hereof, or until it is advised in writing by Arsenal that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that Arsenal shall extend the time periods under Section 2.1 and Section 2.2 with respect to the length of time that the effectiveness of a Registration Statement must be maintained by the amount of time the Holder is required to discontinue disposition of such securities. Manchester and each Selling Holder agree to notify Arsenal and the managing underwriter(s), if any, as promptly as reasonably practicable, if Manchester or any Selling Holder becomes aware at any time that the representations and warranties of Manchester or such Selling Holder contained in any underwriting agreement, securities sale agreement, or other similar agreement relating to an offering made pursuant to this Agreement cease to be true and correct in any material respect.

2.5	Indemnification

(a)	Indemnification by Arsenal

In connection with any Demand Registration or Piggyback Registration, Arsenal shall indemnify and hold harmless, to the fullest extent permitted by Law, (i) Manchester and each Selling Holder whose Registrable Securities are covered by such Registration Statement or Prospectus, the officers, directors, general partners, managing members and managers of each of them, each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such Holder and the officers, directors, general partners, managing members and managers of each such controlling person (collectively, Holder Indemnitees) and (ii) each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, Underwriter Indemnitees, and together with the Holder Indemnitees, the Indemnitees), from and against any and all losses, claims, damages, liabilities, expenses (including, without limitation, costs of preparation and reasonable attorneys’ fees and any other reasonable fees or expenses incurred by such party in connection with any investigation or Action), judgments, fines, penalties, charges and amounts paid in settlement (collectively, Losses), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any applicable Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto) or any other offering circular, amendment of or supplement to any of the foregoing, or based on any omission (or alleged omission) to state therein (in the case of a final or preliminary Prospectus, in light of the circumstances under which they were made) a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that Arsenal shall not be liable to any Indemnitee in any such case to the extent that any such Loss arises out of or is based on (i) any untrue statement or omission by a Holder Indemnitee or an Underwriter Indemnitee, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), offering circular, amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to Arsenal by any Holder Indemnitee or any Underwriter Indemnitee, as the case may be, specifically for inclusion in such document, (ii) an Indemnitee’s failure to deliver a copy of the relevant current Prospectus or any amendments or supplements thereto or any Free Writing Prospectus after such Indemnitee has been furnished with copies thereof in advance of the time of first sale or (iii) a Holder’s sale of securities during the occurrence of an event described in Sections 2.4(c)(ii), (c)(iii), (c)(iv), (c)(v) or (c)(vi) hereof, after reasonable notice thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Manchester, any Holder Indemnitee or any other Holder. The foregoing indemnity agreement is in addition to any liability that Arsenal may otherwise have to each Holder Indemnitee.

(b)	Indemnification by Manchester and Selling Holders

In connection with any Registration Statement in which a Holder is participating by registering Registrable Securities, such Holder shall furnish to Arsenal in writing such information as Arsenal reasonably requests specifically for use in connection with any Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the fullest extent permitted by Law, jointly and severally, Arsenal, the officers, directors, general partners, managing members and managers of Arsenal, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) Arsenal and the officers, directors, general partners, managing members and managers of each such controlling person, and each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, Arsenal Indemnitees), from and against all Losses, as incurred, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto) or any other offering circular or any amendment of or supplement to any of the foregoing, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a final or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case solely to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or Issuer Free Writing Prospectus related thereto), offering circular, or any amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to Arsenal by a Holder expressly for inclusion in such document, (ii) a Holder’s failure to deliver a copy of the relevant current Prospectus or any amendments or supplements thereto or any Free Writing Prospectus after such Holder has been furnished with copies thereof in advance of the time of first sale or (iii) by a Holder’s sale of securities during the occurrence of an event described in Sections 2.4(c)(ii), (c)(iii), (c)(iv), (c)(v) or (c)(vi) hereof, after reasonable notice thereof; and provided, however, that the liability of Manchester and each Selling Holder hereunder shall be limited to the net proceeds received by such Selling Holder from the sale of Registrable Securities covered by such Registration Statement.

(c)	Conduct of Indemnification Proceedings

If any Person shall be entitled to indemnity hereunder (an indemnified party), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the indemnifying party) of any claim or of the commencement of any Action with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been actually prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or Action, to assume, at the indemnifying party’s expense, the defense of any such Action, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party agrees to pay such fees and expenses; (ii) the indemnifying party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such Action or fails to employ counsel reasonably satisfactory to such indemnified party, in which case the indemnified party shall also have the right to employ counsel and to assume the defense of such Action; or (iii) in the indemnified party’s reasonable judgment, after receiving advice of counsel, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Action; provided, further, however, that the indemnifying party shall not, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with one local counsel in any jurisdiction in which the Action is filed) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation.

(d)	Contribution

(i)

If the indemnification provided for in this Section 2.5 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.

(ii)	The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything to the contrary contained in this Section 2.5(d), Manchester or an indemnifying party that is a Selling Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Registrable Securities sold by such Selling Holder exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

2.6	Rule 144

Arsenal covenants that it will use its commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and to take such further action as Manchester may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.

2.7	Underwritten Registrations

(a)	If any offering of Registrable Securities pursuant to any Demand Registration of Manchester (other than the Secondary Offering) is an underwritten offering, Manchester shall have the right to select the investment banker or investment bankers and managers to administer the offering, subject to approval by Arsenal, not to be unreasonably withheld. The selection of investment bankers and managers to administer the Secondary Offering is governed by Section 2.2(a) of the Framework Agreement. Arsenal shall have the right to select the investment banker or investment bankers and managers to administer any incidental or piggyback registration.

(b)	No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell the Registrable Securities or Other Securities it desires to have covered by the registration on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, provided that such Person shall not be required to make any representations or warranties other than those that are customary for similar offerings including those related to title and ownership of shares and as to the accuracy and completeness of statements made in a Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to Arsenal or the managing underwriter(s) by such Person and provided further, that such Person’s liability in respect of such representations and warranties shall not exceed such Person’s net proceeds from the offering.

2.8	Registration Expenses

In connection with each registration effected in accordance with this Section 2, Arsenal shall pay all reasonable (a) registration, and filing fees (including fees and expenses (i) with respect to filings required to be made with all applicable securities exchanges and/or the Financial Industry Regulatory Authority and (ii) of compliance with securities or Blue Sky laws including any fees and disbursements of counsel for the underwriter(s) in connection with Blue Sky qualifications of the Registrable Securities pursuant to Section 2.4(h)), (b) printing, distributing, mailing and delivery expenses for any Registration Statement, any Prospectus, transmittal letters, securities certificates and other documents relating to the performance of and compliance with this Agreement, (c) messenger, telephone and delivery expenses of Arsenal, (d) fees and disbursements of counsel for Arsenal, (e) expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate distribution, and (f) fees and disbursements of all independent certified public accountants (including, without limitation, the expenses of any “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by Arsenal (the Registration Expenses); but excluding fees and disbursements of counsel for Manchester and the Selling Holders, underwriting discounts or commissions attributable to the sale of any Registrable Securities, any stock transfer taxes, any fees and expenses of the underwriter(s), if any, and fees and expenses of counsel to the underwriter(s), if any. In connection with each registration effected in accordance with this Section 2, Manchester shall pay all (i) fees and disbursements of counsel for Manchester and the Selling Holders and (ii) underwriting discounts or commissions attributable to the sale of any Registrable Securities and any stock transfer taxes in connection therewith. For the avoidance of doubt, Arsenal shall bear all of its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by Arsenal are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by Arsenal.

2.9	Other Agreements

(a)	Arsenal covenants and agrees that, so long as Manchester or any Holder holds any Registrable Securities in respect of which any registration rights provided for in this Section 2 remain in effect, Arsenal will not, directly or indirectly, grant to any Person or agree to or otherwise become obligated in respect of rights of registration in the nature or substantially in the nature of those set forth in this Section 2 that would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration.

(b)	Arsenal represents and warrants to the Manchester Parties that it has not, as of the date of this Agreement, directly or indirectly, granted to any Person or agreed to or otherwise become obligated in respect of rights of registration in the nature or substantially in the nature of those set forth in this Section 2.

(c)

Any Holder proposing to sell any Registrable Securities in any registration shall furnish to Arsenal such information regarding such Holder and the distribution proposed by such Holder as Arsenal may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. Any Holder proposing to sell any Registrable Securities in any registration shall enter into customary agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by Arsenal or by the managing underwriter(s), if any, to expedite or facilitate the disposition of such Registrable Securities.

3.	MISCELLANEOUS

3.1	Notices

All notices, requests, claims, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand, sent by fax or sent by international overnight courier service and shall be deemed given when so delivered by hand or fax (if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt; otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt), or one (1) business day after mailing in the case of international overnight courier service, to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 3.1):

if to Manchester or to any of the Holders, to:

Misys plc
One Kingdom Street
Paddington
London W2 6BL, UK
Telephone:	+44 (0)20 3320 5000
Fax:	+44 (0)20 3320 1771
Attention:	General Counsel

with a copy to:

Allen & Overy LLP
1221 Avenue of the Americas
New York, NY 10020
Telephone:	+1 212 610 6471
Fax:	+1 212 610 6399
Attention:	A. Peter Harwich

if to Arsenal, to:

Allscripts-Misys Healthcare Solutions, Inc.
222 Merchandise Mart Plaza, Suite 2024
Chicago, IL 60654
Telephone:	+1 800 654 0889
Fax:	+1 312 506 1208
Attention:	General Counsel

with a copy to:

Sidley Austin LLP
One South Dearborn
Chicago, IL 60603

Telephone:	+1 312 853 7000
Fax:	+1 312 853 7036
Attention:	Frederick C. Lowinger and Gary D. Gerstman

and

Winston & Strawn LLP
35 W. Wacker Drive
Chicago, IL 60601
Telephone:	+1 312 558 5600
Fax:	+1 312 558 5700
Attention:	Robert F. Wall

3.2	Amendment and Waiver

(a)	Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party, or in the case of a waiver, by the Party against whom the waiver is to be effective and, in the case of a waiver or amendment by Arsenal prior to the Coniston Closing (as such term is defined in the Framework Agreement), approved by the Audit Committee of the Arsenal Board of Directors.

(b)	Any waiver of any term or condition of this Agreement shall not be construed as a waiver of any subsequent breach, or a subsequent waiver of the same term or condition or a waiver of any other term or condition, of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Other than as expressly set forth herein, the rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by Law.

3.3	Successors and Assigns

The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided that no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other Parties and, in the case of a waiver or amendment by Arsenal prior to the Coniston Closing (as such term is defined in the Framework Agreement), approved by the Audit Committee of the Arsenal Board of Directors. Any attempted assignment in violation of this Section 3.3 shall be void.

3.4	Remedies

(a)	Each Party acknowledges that monetary damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching Party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach or threatened breach and enforcing specifically the terms and provisions hereof. Each Party agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b)	All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

3.5	Governing Law

This Agreement (and any claims or disputes arising out of or related to this Agreement or to the inducement of any Party to enter into this Agreement, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by and construed in accordance with the Laws of the State of Delaware, including all matters of construction, validity and performance, in each case without reference to any conflict of law rules that might lead to the application of the Laws of any other jurisdiction. Each Party irrevocably and unconditionally waives any objection to the application of the Laws of the State of Delaware to any action, suit or proceeding arising out of this Agreement and further irrevocably and unconditionally waives and agrees not to plead or claim that any such action, suit or proceeding should not be governed by the Laws of the State of Delaware.

3.6	Consent to Jurisdiction

(a)	Each Party irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery, or if such court is unavailable, federal or state courts located in Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement. Each Party hereby agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the Delaware Court of Chancery (unless such court shall lack subject matter jurisdiction over such action, in which case, in any state or federal court located in Delaware). Each Party hereby waives formal service of process and agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction in this Section 3.6. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in such courts and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(b)	Notwithstanding any other provision of this Agreement or any agreement contemplated hereby to the contrary, in the event that, prior to the Coniston Closing (as such term is defined in the Framework Agreement) or, if the Coniston Closing does not occur, at any time after the date hereof (i) there is any action or determination to be made by Arsenal hereunder that would require approval of the Arsenal Board of Directors or any committee thereof, (ii) there is any action, suit, proceeding, litigation or arbitration between Arsenal and any Holder, or (iii) there is any disputed claim or demand (including any claim or demand relating to enforcing any remedy under this Agreement or any agreement contemplated hereby) by Arsenal against a Holder, or by a Holder against Arsenal, all actions or determinations of Arsenal prior to the Coniston Closing or, if the Coniston Closing does not occur, at any time after the date hereof or any determinations of Arsenal relating to any such action, suit, proceeding, litigation, arbitration, claim, demand (including all determinations by Arsenal whether to institute, compromise or settle any such action, suit, proceeding, litigation, arbitration, claim or demand and all determinations by Arsenal relating to the prosecution or defense thereof), shall be made and approved by the Audit Committee of the Arsenal Board of Directors.

3.7	WAIVER OF JURY TRIAL

EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY RELATING TO ANY DISPUTE ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. Each Party (a) certifies that no representative, agent or attorney of the other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Party have been induced to enter into this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 3.7.

3.8	Counterparts

This Agreement may be signed in any number of counterparts (including by facsimile or other electronic signature), each of which shall be an original, with the same effect as if the signatures were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart of this Agreement signed by the other Party.

3.9	Severability

If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement (or the remaining portion thereof) or the application of such provision to any other Person or circumstances. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are completed as originally contemplated to the greatest extent possible.

3.10	Entire Agreement

This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter of this Agreement. Nothing contained herein shall limit in any way Manchester’s rights under the Relationship Agreement or the Framework Agreement.

3.11	Termination

This Agreement shall terminate at such time as there are no Registrable Securities, except for the provisions of Sections 2.5 and 2.8 and this Section 3, which shall survive such termination.

[SIGNATURE PAGE FOLLOWS]

SIGNATORIES

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

By:	/s/ Lee A. Shapiro
Name:	Lee A. Shapiro
Title:	President

MISYS PLC

By:	/s/ J. Michael Lawrie
Name:
Title:

KAPITI LIMITED

By:	/s/ Sarah Brain
Name:	Sarah Brain
Title:	Director

ACT SIGMEX LIMITED

By:	/s/ Sarah Brain
Name:	Sarah Brain
Title:	Director